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                                                                    EXHIBIT 3.16


                           ARTICLES OF INCORPORATION


                                       OF

                         ALLIED BUSINESS COMMUNICATIONS


                                       I

     The name of this corporation is:  Allied Business Communications.


                                       II

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      III

     The name and address in the State of California of the corporation's initial agent for the service of process, is:

                               Rosemary P. Brear
                           Gason Snow & Ely Bartlett
                              Two Palo Alto Square
                          Palo alto, California  94306


                                       IV

     The corporation is authorized to issue only one class of shares of stock and the total number of shares which the corporation is authorized to issue is 100,000 shares, each having a par value of ten cents (10c).


     Dated this 4th day of May, 1983.

                                   /s/ Rosemary P. Brear
                                   __________________________________
                                   Rosemary P. Brear, Incorporator
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     I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my act and deed.

                                   /s/ Rosemary P. Brear
                                   _________________________________
                                   Rosemary P. Brear
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                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                         Allied Business Communications


     Patrick S. Portway, Patricia M. Portway and Terry Kaufman certify that:
     1. They are all of the directors of Allied Business Communications, a California corporation

     2. Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

     The name of this corporation is
                        APPLIED BUSINESS COMMUNICATIONS

     3.  No shares have been issued.

                                           /s/ Patrick S. Portway
                                           _________________________________
                                           Patrick S. Portway

                                           /s/ Patricia M. Portway
                                           _________________________________
                                           Patricia M. Portway

                                           /s/ Terry Kaufman
                                           _________________________________
                                           Terry Kaufman
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     Patrick S. Portway, Particia M. Portway and Terry Kaufman each declares under penalty of perjury that he or she has read the foregoing certificate and knows the contents thereof and that the same is true and of his or her own knowledge.

     Executed at Palo Alto, California, on May 13, 1983.

                                             /s/ Patrick S. Portway
                                             _________________________________
                                             Patrick S. Portway

                                             /s/ Patricia M. Portway
                                             _________________________________
                                             Patricia M. Portway

                                             /s/ Terry Kaufman
                                             _________________________________
                                             Terry Kaufman
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                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

                       OF APPLIED BUSINESS COMMUNICATIONS

     Patrick S. Portway and Terry Kaufman certify that:

     1.  They are the President and the Secretary, respectively, of Applied
                                                                    -------
Business Communications, a California corporation.
-----------------------

     2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                        "The name of this corporation is
                      Applied Business teleCommunications"

     3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote or shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 38,220. The number of shares voting in favor of the amendment equaled or
   ------
exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated June 19, 1984
      -------------

                                                  /s/ Patrick S. Portway
                                                 -----------------------------
                                                      Patrick S. Portway

                                                 /s/ Terry Kaufman
                                                 -----------------------------
                                                     Terry Kaufman